UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2019

ChinaNet Online Holdings, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34647	20-4672080
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 9 South Min Zhuang Road Haidian District, Beijing, PRC 100195
(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: +86-10-51600828

No.3 Min Zhuang Road, Building 6, Yu Quan Hui Gu Tuspark, Haidian District, Beijing, PRC 100195

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
$0.001 Common Stock	CNET	Nasdaq Capital Market

Item 4.01.	Changes in Registrant’s Certifying Accountants

On September 25, 2019, management of ChinaNet Online Holdings, Inc. (the “Company”) communicated with its principal independent accountant, Marcum Bernstein & Pinchuk LLP (“MarcumBP”), regarding the decision to dismiss MarcumBP. On October 7, 2019, the Audit Committee of the Board of Directors of the Company made the final formal decision to approve the dismissal of MarcumBP as the Company’s principal independent accountant.

During the Company’s two most recent fiscal years ended December 31, 2017 and 2018, and any subsequent interim period through the date of MarcumBP’s dismissal, there were no: (1) disagreements between the Company and MarcumBP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements that, if not resolved to MarcumBP’s satisfaction, would have caused MarcumBP to make reference to the subject matter of the disagreement in connection with its report issued in connection with the audits of the Company’s financial statements, or (2) “reportable events” as described under Item 304(a)(1)(v)(A), (B) and (D) of Regulation S-K of the rules and regulations of the Securities and Exchange Commission, during the two fiscal years of the Company ended December 31, 2017 and 2018 or in any subsequent period up to the date of dismissal.

In September 2019, information came to MarcumBP’s attention that if further investigated may:

1)	Materially impact the fairness or reliability of either previously issued audit reports or the underlying financial statements; or the financial statements issued or to be issued covering the fiscal period subsequent to the date of the most recent financial statements covered by an audit report, and
2)	Due to MarcumBP's dismissal MarcumBP did not so expand the scope of its audits or conduct such further investigation.

The following information has come to MarcumBP’s attention but MarcumBP has not obtained sufficient information to draw any conclusions due to its dismissal:

1)	the Company did not communicate SEC comment letters received on November 29, 2018 and August 14, 2019 with MarcumBP on a timely basis. MarcumBP first became aware of such comment letters in September 2019.
2)	the Company filed an amendment to its Registration Statement on Form S-3 with the SEC on September 13, 2019 without fully addressing MarcumBP’s comments.

MarcumBP’s audit report on the financial statements of the Company for each of the two most recent fiscal years ended December 31, 2017 and 2018 did not contain any adverse opinion or disclaimer of opinion, and such audit report was not qualified or modified as to uncertainty, audit scope or accounting principles, except that MarcumBP’s report contained an explanatory paragraph regarding the Company’s ability to continue as a going concern. The financial statements did not include any adjustments that might have resulted from the outcome of this uncertainty.

The Company provided MarcumBP with a copy of the disclosures in this report. Pursuant to the Company’s request, on October 11, 2019, MarcumBP furnished to the Company a letter addressed to the Securities and Exchange Commission the statements contained in this report. A copy of such letter is furnished hereto with the filing of this Current Report on Form 8-K as Exhibit 16.1.

On October 7, 2019, the Company engaged Centurion ZD CPA & Co. (“CZD”) to serve as its independent auditor. The decision to engage CZD as the Company’s principal independent accountant was approved by the Audit Committee of the Company on October 7, 2019. During the two fiscal years of the Company ended December 31, 2017 and 2018, and through the date of CZD’s engagement, the Company did not consult CZD regarding either: (i) the application of accounting principles to a specified transaction (either completed or proposed), or the type of audit opinion that might be rendered on the Company’s financial statements; or (ii) any matter that was either the subject of a “disagreement” or “reportable event” within the meaning set forth in Regulation S-K, Item 304 (a)(1)(iv) or (a)(1)(v).

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits:

No.	Description
16.1	Letter from Marcum Bernstein & Pinchuk LLP, dated October 11, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2019	ChinaNet Online Holdings, Inc.

	By:	/s/ Cheng Handong
Name: Cheng Handong
Title: Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter from Marcum Bernstein & Pinchuk LLP, dated October 11, 2019.